Exhibit 31

CERTIFICATIONS

I, Robert A. Bradway, Chairman of the Board, Chief Executive Officer and President of Amgen Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Amgen Inc.; and

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

Date: August 6, 2015	/s/ Robert A. Bradway
Robert A. Bradway
Chairman of the Board,
Chief Executive Officer and President

CERTIFICATIONS

I, David W. Meline, Executive Vice President and Chief Financial Officer of Amgen Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Amgen Inc.; and

2.	Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1.

Date: August 6, 2015	/s/ David W. Meline
David W. Meline
Executive Vice President and Chief Financial Officer